SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2011

Cagle’s, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-07138	58-0625713
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1385 Collier Road NW, Atlanta, GA	30318
(Address of principal executive offices)	(Zip Code)

(404) 355-2820

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - FINANCIAL INFORMATION

ITEM 2.03.   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 24, 2011, Cagle’s, Inc. and its wholly owned subsidiary Cagle’s Farms, Inc. (the “Company”) entered into a Debtor in Possession Credit and Security Agreement (the “Agreement”) with AgSouth Farm Credit, ACA, an agricultural credit association (the “Lender”).  The purpose of the Agreement is to provide the Company with interim financing in its bankruptcy proceeding in addition to the term loan and line of credit which the Lender has previously provided to the Company.  The parties continue to discuss additional credit.

The Agreement provides for a 90-day revolving line of credit, in addition to the Company’s preexisting loans, with a maximum amount of $6,500,000, at a floating rate equal to the 30-day London Interbank Offered Rate plus 6.5 percent.  Interest is payable monthly.  The line of credit is secured by all the Company’s assets.

The Agreement provides for monthly financial statements and weekly compliance with budgets approved by the Lender.  In addition to customary defaults such as defaults in payment, performance of covenants or agreements under the loan documents or financing order, certain judgments or awards against the Company, and default under other post-petition indebtedness, defaults under the Agreement include primarily bankruptcy-related matters such as the following: suspension of business, sale of substantially all assets without Lender’s consent, filing a motion with the bankruptcy court to change the financing orders or any of the loan documents, filing a plan of reorganization without the Lender’s consent, filing of certain motions except as expressly permitted under financing orders or permitted liens, failure of the bankruptcy court to enter a final borrowing order within 30 days of the Agreement, appointment of a trustee or examiner, dismissal of the Company’s bankruptcy case or conversion to Chapter 7, entry of certain orders granting relief from the automatic stay, consolidation of the Company’s bankruptcy with any other person, failure to pay budgeted costs and expenses of bankruptcy, filing by the Company of pleadings challenging liens of Lender or enforceability of Lender’s loan documents or asserting claims against Lender, or exceeding budgeted expenses in any week by ten (10) percent.

In the event of default, Lender may declare all amounts forthwith due and payable in addition to exercising certain other rights including all rights available to a secured lender under the UCC.  After default, the interest rate will increase two (2) percentage points.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cagle’s, Inc.
(Registrant)

Date: October 28, 2011

By:	/s/ Mark M. Ham IV
Mark M. Ham IV
Executive Vice President and
Chief Financial Officer